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                                                                      Exhibit 23
                                                                      ----------

                         Independent Auditors' Consent

The Board of Directors
Hussmann International, Inc.:

We consent to incorporation by reference in the registration statement Nos. 333-44623, 333-44799, and 333-58359 on Form S-8 and registration statement No. 333-52987 on Form S-3 of Hussmann International, Inc. of our report dated January 29, 1999, relating to the consolidated balance sheet as of December 31, 1998 and the combined balance sheet as of December 31, 1997 of Hussmann International, Inc. and subsidiaries, and the related combined statements of operations, cash flows, and shareholders' equity and comprehensive income for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Hussmann International, Inc.




/s/ KMPG LLP

St. Louis, Missouri
March 26, 1999